EXHIBIT 23.1



                       Consent of Independent Accountants


         We consent to the use in this Form SB-2 of Worldwide PetroMoly, Inc. of our report on the financial statements of Worldwide PetroMoly, Inc. for the year ended June 30, 2001 and the period from inception to June 30, 2000 dated July 25, 2001.


         BKD, LLP

      /s/BKD, LLP

      Indianapolis, Indiana
      September 24, 2001